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                                                                     Exhibit 4.2


                             SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of April 6, 2004, among GNC Franchising, LLC (the "Guaranteeing Subsidiary"), a Pennsylvania limited liability company and a subsidiary of General Nutrition Centers, Inc., a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of December 5, 2003 providing for the issuance of 8-1/2% Senior Subordinated Notes due 2010 (the "Notes");

     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. Each of the Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

     4. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

     5. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK OBLIGATIONS LAW.





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     6. COUNTERPARTS. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.



























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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

     Dated: April 6, 2004

                                      GNC FRANCHISING, LLC
                                      By:       /s/ James M. Sander
                                          -------------------------------------
                                          Name: James M. Sander
                                          Title:  Senior Vice President, Chief
                                                  Legal Officer and Secretary

                                      GENERAL NUTRITION CENTERS, INC.

                                      By:       /s/ James M. Sander
                                          -------------------------------------
                                          Name: James M. Sander
                                          Title:  Senior Vice President, Chief
                                                  Legal Officer and Secretary

                                      GENERAL NUTRITION INVESTMENT COMPANY
                                      GENERAL NUTRITION SALES CORPORATION
                                      GNC (CANADA) HOLDING COMPANY
                                      GENERAL NUTRITION DISTRIBUTION COMPANY
                                      GENERAL NUTRITION GOVERNMENT SERVICES,
                                      INC.
                                      GENERAL NUTRITION INTERNATIONAL, INC.
                                      GN INVESTMENT, INC.
                                      GNC, LIMITED
                                      GNC US DELAWARE, INC.
                                      GENERAL NUTRITION SYSTEMS, INC.
                                      INFORMED NUTRITION, INC.
                                      GENERAL NUTRITION CORPORATION
                                      GENERAL NUTRITION DISTRIBUTION, L.P.
                                      GENERAL NUTRITION, INCORPORATED
                                      GENERAL NUTRITION COMPANIES, INC.
                                      NUTRA MANUFACTURING, INC. (f/k/a Nutricia
                                      Manufacturing USA Inc.)

                                      By:       /s/ James M. Sander
                                          -------------------------------------
                                          Name: James M. Sander
                                          Title:  Senior Vice President, Chief
                                                  Legal Officer and Secretary

                                      U.S. BANK NATIONAL ASSOCIATION,
                                       as Trustee

                                      By:       /s/ Frank Leslie
                                          -------------------------------------
                                          Authorized Signatory





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